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                                                                    EXHIBIT 10.8

November 1, 1996

J. Larry Smart
Chief Executive Officer
StreamLogic Corporation

Re: FWB Software LLC

Dear Larry:

This will confirm the understanding reached between StreamLogic Corporation ("StreamLogic"), StreamLogic Software Corporation ("Sub") and FWB Software LLC("FWB") relating to certain outstanding issues under the FWB Software LLC Operating Agreement ("Operating Agreement").

Under the terms of the Operating Agreement Sub is required to deliver to FWB approximately 2,760,000 additional shares of common stock of StreamLogic. FWB is willing to accept 1,380,000 additional shares of common stock of StreamLogic and waive the requirement that Sub deliver the remaining shares in consideration of the following agreements by Sub and StreamLogic:

1. On November 4, 1996, Sub shall deliver to FWB a certificate for 1,380,000 shares of common stock of StreamLogic ("Additional Shares").

2. On November 4, 1996, StreamLogic shall deliver to FWB $500,000 in cash by wire transfer.

3. Sub's membership interest in FWB shall be reduced from 1,100,000 shares to 750,000 shares, and Sub shall execute such additional documents as are necessary to effect such reduction. On November 4, 1996, Sub shall deliver to FWB a promissory note, in form satisfactory to FWB and StreamLogic, in the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), which shall be payable in eight equal quarterly installments of $156,250 commencing February 1, 1997, which note shall bear interest at Bank of America's reference rate plus 2% and be secured by a security interest in form satisfactory to FWB and StreamLogic in Sub's remaining 750,000 shares in FWB.


4. StreamLogic agrees to waive the lock-up provisions contained in Section 2.2(a) of the Company Rights Agreement, dated as of July 1, 1996, between FWB and StreamLogic and agrees that FWB shall be free to sell or otherwise dispose of all shares of StreamLogic immediately (subject to applicable securities laws).

5. StreamLogic shall by November 4, 1996 at its expense amend its pending S-3 registration statement for the original shares of StreamLogic common stock delivered to
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FWB under the Operating Agreement to include the Additional Shares and shall use its best efforts to expedite completion and effectiveness of that registration.

The foregoing shall be effective if signed and returned by FWB by telecopy to Larry Smart no later than midnight November 1, 1996, unless earlier withdrawn by FWB.


Sincerely yours,


FWB Software LLC


By /s/ Norman Fong
  -----------------------------
  Norman Fong
  President




StreamLogic Corporation                     StreamLogic Software Corporation


By /s/ J. Larry Smart                       By /s/ J. Larry Smart
  -----------------------------               -----------------------------
  J. Larry Smart                              Name: J. Larry Smart
  Chief Executive Officer                     Title